BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2011

Natick, MA (February 2, 2012) -- Boston Scientific Corporation (NYSE: BSX) announces financial results for the fourth quarter and full year ended December 31, 2011, as well as sales and earnings per share (EPS) guidance for the first quarter and full year 2012.

Fourth quarter highlights:

•	Generated sales of $1.848 billion and achieved GAAP earnings of $0.07 per share and adjusted EPS of $0.13, both within the Company's EPS guidance range

•	Initiated U.S. launch of self-manufactured PROMUS Element™ Plus Stent System, an integral component of the Company's operating profit improvement opportunity over the next several years

•
Increased fourth quarter worldwide Endoscopy sales 6 percent, Peripheral Interventions sales 6 percent and Neuromodulation sales 6 percent, all on a constant currency basis, on the strength of new products

•	Increased fourth quarter combined sales in China and India by more than 70 percent and continued investments in infrastructure and leadership in those countries

•	Began U.S. launch of INCEPTA™, ENERGEN™ and PUNCTUA™, the Company's next-generation cardiac resynchronization therapy defibrillators and implantable cardioverter defibrillators

•	Achieved primary endpoint in EVOLVE clinical trial evaluating the safety and effectiveness of the SYNERGY™ Stent System, which features a bioabsorbable polymer coating

•
Generated strong operating cash flow of $349 million and repurchased an additional 52 million shares, bringing total 2011 repurchases to 82 million shares or approximately 5 percent of the Company's outstanding shares

“Although we recognize the ongoing challenges of today's environment, we continue to make progress with new product introductions, cost-saving initiatives and a strengthened presence in emerging markets,” stated Hank Kucheman, Chief Executive Officer of Boston Scientific Corporation.

Fourth Quarter 2011

Sales for the fourth quarter of 2011 were $1.848 billion, as compared to sales of $2.002 billion for the fourth quarter of 2010, a decrease of 8 percent. Excluding the impact of foreign currency and sales from divested businesses, sales decreased 5 percent as compared to the prior period.

Worldwide sales for the fourth quarter - on a constant currency and as reported basis - were as follows:

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2011	2010	Basis	Basis

Interventional Cardiology	$594	$641	(7)%	(8)%

Cardiac Rhythm Management	482	564	(15)%	(15)%

Endoscopy	304	284	7%	6%

Peripheral Interventions	184	172	7%	6%

Urology/Women's Health	127	127	0%	(1)%

Neuromodulation	91	86	6%	6%

Electrophysiology	36	36	0%	0%

Subtotal Core Businesses	1,818	1,910	(5)%	(5)%

Divested Businesses	30	92	N/A	N/A

Worldwide	$1,848	$2,002	(8)%	(8)%

On a GAAP basis, net income for the fourth quarter of 2011 was $107 million, or $0.07 per share. These results included acquisition- and divestiture-related net credits, litigation-, and restructuring-related charges, discrete tax items and amortization expense, of $90 million, or $0.06 per share. Adjusted net income for the fourth quarter of 2011, excluding these net charges, was $197 million, or $0.13 per share.

On a GAAP basis, net income for the fourth quarter of 2010 was $236 million, or $0.15 per share. Reported results included acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items; and amortization expense (after-tax) of $77 million, or $0.05 per share. Adjusted net income for the fourth quarter of 2010, excluding these net charges, was $313 million, or $0.20 per share.

Full Year 2011

Sales for the full year 2011 were $7.622 billion, as compared to sales of $7.806 billion for the full year 2010, a decrease of 2 percent. Excluding the impact of foreign currency and sales from divested businesses, sales decreased 2 percent as compared to the prior period.

Worldwide sales for the full year - on a constant currency and as reported basis - were as follows:

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2011	2010	Basis	Basis

Interventional Cardiology	$2,495	$2,602	(4)%	(7)%

Cardiac Rhythm Management	2,087	2,180	(4)%	(7)%

Endoscopy	1,187	1,079	10%	6%

Peripheral Interventions	731	669	9%	5%

Urology/Women's Health	498	481	4%	2%

Neuromodulation	336	304	11%	10%

Electrophysiology	147	147	0%	(2)%

Subtotal Core Businesses	7,481	7,462	0%	(2)%

Divested Businesses	141	344	N/A	N/A

Worldwide	$7,622	$7,806	(2)%	(5)%

On a GAAP basis, net income for the full year 2011 was $441 million, or $0.29 per share. Reported results included goodwill and intangible asset impairment charges; acquisition- and divestiture-related net credits; litigation- and restructuring-related charges; discrete tax items and amortization expense (after-tax) of $577 million, or $0.38 per share. Adjusted net income for the full year 2011, excluding these net charges, was $1.018 billion, or $0.67 per share.

On a GAAP basis, net loss for the full year 2010 was $1.065 billion, or $0.70 per share, and was driven primarily by a goodwill impairment charge recorded in the first quarter of 2010. Reported results included goodwill and intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items and amortization expense (after-tax) of $2.116 billion, or $1.39 per share. Adjusted net income for the full year 2010, excluding these net charges, was $1.051 billion, or $0.69 per share.

Guidance for First Quarter and Full Year 2012

The Company estimates sales for the first quarter of 2012 in a range of $1.825 to $1.900 billion. The Company estimates earnings on a GAAP basis in a range of $0.02 to $0.05 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges; and amortization expense, are estimated in a range of $0.11 to $0.14 per share. Compared to the first quarter of 2011, recent acquisitions and the Neurovascular divestiture are not expected to have a significant impact on first quarter 2012 sales or adjusted earnings per share.

The Company estimates sales for the full year 2012 in a range of $7.300 to $7.700 billion. The Company estimates earnings on a GAAP basis in a range of $0.25 to $0.38 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges; and amortization expense, are estimated in a range of $0.60 to $0.70 per share. Compared to 2011, recent acquisitions and the Neurovascular divestiture are not expected to have a significant impact on 2012 sales or adjusted earnings per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The Company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the first quarter and full year 2012, including expected impacts of acquisitions and the Neurovascular divestiture; our financial performance; the market for our products; the impact of our business strategy; new product introductions; and cost-saving and growth initiatives, including in emerging markets.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; the market for our products, including the U.S. CRM market; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:	Eric Olson
336-293-4393 (office)
Media Relations
Boston Scientific Corporation
eric.olson@bsci.com

Sean Findlen
617-520-7268 (office)
Media Relations
Weber Shandwick
sfindlen@webershandwick.com

Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
in millions, except per share data	2011	2010	2011	2010

Net sales	$1,848	$2,002	$7,622	$7,806
Cost of products sold	660	660	2,659	2,599
Gross profit	1,188	1,342	4,963	5,207

Operating expenses:
Selling, general and administrative expenses	621	683	2,487	2,580
Research and development expenses	230	225	895	939
Royalty expense	33	37	172	185
Amortization expense	96	132	421	513
Goodwill impairment charges			697	1,817
Intangible asset impairment charges			21	65
Contingent consideration (credits) charges	(12)	2	7	2
Acquisition-related milestone				(250)
Restructuring charges	12	18	89	116
Gain on divestiture	(10)		(778)
Litigation-related charges (credits)	48	(104)	48	(104)
	1,018	993	4,059	5,863
Operating income (loss)	170	349	904	(656)

Other income (expense):
Interest expense	(72)	(107)	(281)	(393)
Other, net	2	(13)	19	(14)
Income (loss) before income taxes	100	229	642	(1,063)
Income tax (benefit) expense	(7)	(7)	201	2
Net income (loss)	$107	$236	$441	$(1,065)

Net income (loss) per common share - basic	$0.07	$0.16	$0.29	$(0.70)
Net income (loss) per common share - assuming dilution	$0.07	$0.15	$0.29	$(0.70)

Weighted-average shares outstanding
Basic	1,467.6	1,520.3	1,509.3	1,517.8
Assuming dilution	1,479.9	1,532.4	1,519.0	1,517.8

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
in millions, except share and per share data	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$267	$213
Trade accounts receivable, net	1,246	1,320
Inventories	931	894
Deferred income taxes	458	429
Assets held for sale		576
Prepaid expenses and other current assets	203	183
Total current assets	3,105	3,615

Property, plant and equipment, net	1,670	1,697
Goodwill	9,761	10,186
Other intangible assets, net	6,473	6,343
Other long-term assets	281	287
	$21,290	$22,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$4	$504
Accounts payable	203	184
Accrued expenses	1,327	1,626
Other current liabilities	273	295
Total current liabilities	1,807	2,609

Long-term debt	4,257	4,934
Deferred income taxes	1,865	1,644
Other long-term liabilities	2,008	1,645

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares and issued 1,531,006,390 shares as of December 31, 2011	15	15
and 1,520,780,112 shares as of December 31, 2010
Treasury stock, at cost - 81,950,716 shares as of December 31, 2011	(492)
Additional paid-in capital	16,349	16,232
Accumulated deficit	(4,381)	(4,822)
Accumulated other comprehensive loss, net of tax	(138)	(129)
Total stockholders' equity	11,353	11,296
	$21,290	$22,128

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31,
	2011		2010
		Impact		Impact
	Net	per diluted	Net	per diluted
in millions, except per share data	income	share	income	share
GAAP net income	$107	$0.07	$236	$0.15
Non-GAAP adjustments:
Acquisition-related net (credits) charges	(9)	(0.01)	4
Divestiture-related net (credits) charges	(9)	(0.01)	2
Restructuring-related charges	14	0.01	23	0.01
Litigation-related charges (credits)	30	0.02	(77)	(0.05)
Discrete tax items	(5)		9	0.01
Amortization expense	69	0.05	116	0.08
Adjusted net income	$197	$0.13	$313	$0.20

	Year Ended December 31,
	2011		2010
		Impact	Net	Impact
	Net	per diluted	(loss)	per diluted
in millions, except per share data	income	share	income	share
GAAP net income (loss)	$441	$0.29	$(1,065)	$(0.70)
Non-GAAP adjustments:
Goodwill impairment charges	697	0.46	1,817	1.20	*
Intangible asset impairment charges	16	0.01	55	0.03	*
Acquisition-related net credits	(27)	(0.02)	(211)	(0.13)	*
Divestiture-related net (credits) charges	(542)	(0.35)	2
Restructuring-related charges	90	0.06	121	0.08	*
Litigation-related charges (credits)	30	0.02	(77)	(0.05)	*
Discrete tax items	(27)	(0.02)	(11)	(0.01)	*
Amortization expense	340	0.22	420	0.27	*
Adjusted net income	$1,018	$0.67	$1,051	$0.69

* Assumes dilution of 10.0 million shares for the year ended December 31, 2010 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Year Ended
in millions	December 31,		December 31,
	2011	2010	2011	2010
Goodwill impairment charges:
Goodwill impairment charges			$697	$1,817
Income tax benefit (a)
Goodwill impairment charges, net of tax			$697	$1,817

Intangible asset impairment charges:
Intangible asset impairment charges			$21	$65
Income tax benefit (a)			(5)	(10)
Intangible asset impairment charges, net of tax			$16	$55

Acquisition-related net (credits) charges:
Contingent consideration (credits) charges	$(12)	$2	$7	$2
Acquisition-related milestone				(250)
Acquisition-related costs (b)	1	2	3	2
Inventory step-up adjustment (c)	1	1	3	1
Gain on previously held equity interests (e)			(38)
	(10)	5	(25)	(245)
Income tax expense (benefit) (a)	1	(1)	(2)	34
Acquisition-related net (credits) charges, net of tax	$(9)	$4	$(27)	$(211)

Divestiture-related net (credits) charges:
Gain on divestiture	$(10)		$(778)
Divestiture-related costs (d)	1	$2	5	$2
	(9)	2	(773)	2
Income tax expense (a)			231
Divestiture-related net (credits) charges, net of tax	$(9)	$2	$(542)	$2

Restructuring-related charges:
Restructuring charges	$12	$18	$89	$116
Restructuring-related charges (f)	8	12	40	53
	20	30	129	169
Income tax benefit (a)	(6)	(7)	(39)	(48)
Restructuring-related charges, net of tax	$14	$23	$90	$121

Litigation-related charges (credits):
Litigation-related charges	$48		$48
Litigation-related credits		$(104)		$(104)
	48	(104)	48	(104)
Income tax (benefit) expense (a)	(18)	27	(18)	27
Litigation-related charges (credits), net of tax	$30	$(77)	$30	$(77)

Discrete tax items:
Income tax (benefit) expense (a)	$(5)	$9	$(27)	$(11)

Amortization expense:
Amortization expense	$96	$132	$421	$513
Income tax benefit (a)	(27)	(16)	(81)	(93)
Amortization expense, net of tax	$69	$116	$340	$420

(a)
Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b)	Recorded to selling, general and administrative expenses.

(c)	Recorded to cost of products sold.

(d)
In the fourth quarter of 2011, recorded $1 million to cost of products sold. In 2011, recorded $4 million to cost of products sold and $1 million to selling, general and administrative expenses. Divestiture-related fees in 2010 recorded to selling, general and administrative expenses.

(e)	Recorded to other, net.

(f)
In the fourth quarter of 2011, recorded $8 million to cost of products sold. In the fourth quarter of 2010, recorded $10 million to cost of products sold and $2 million to selling, general and administrative expenses. In 2011, recorded $35 million to cost of products sold and $5 million to selling, general and administrative expenses. In 2010, recorded $48 million to cost of products sold and $5 million to selling, general and administrative expenses.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2011	2010	Basis	Basis

United States	$957	$1,057	(9)%	(9)%

EMEA	414	435	(5)%	(4)%
Japan	247	239	3%	(3)%
Inter-Continental	200	179	11%	12%
International	861	853	1%	0%

Subtotal Core Businesses	1,818	1,910	(5)%	(5)%

Divested Businesses	30	92	N/A	N/A

Worldwide	$1,848	$2,002	(8)%	(8)%

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2011	2010	Basis	Basis

Interventional Cardiology	$594	$641	(7)%	(8)%

Cardiac Rhythm Management	482	564	(15)%	(15)%

Endoscopy	304	284	7%	6%

Peripheral Interventions	184	172	7%	6%

Urology/Women's Health	127	127	0%	(1)%

Neuromodulation	91	86	6%	6%

Electrophysiology	36	36	0%	0%

Subtotal Core Businesses	1,818	1,910	(5)%	(5)%

Divested Businesses	30	92	N/A	N/A

Worldwide	$1,848	$2,002	(8)%	(8)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2011	2010	Basis	Basis

United States	$4,010	$4,215	(5)%	(5)%

EMEA	1,742	1,683	3%	(1)%
Japan	951	886	7%	(2)%
Inter-Continental	778	678	15%	9%
International	3,471	3,247	7%	1%

Subtotal Core Businesses	7,481	7,462	0%	(2)%

Divested Businesses	141	344	N/A	N/A

Worldwide	$7,622	$7,806	(2)%	(5)%

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2011	2010	Basis	Basis

Interventional Cardiology	$2,495	$2,602	(4)%	(7)%

Cardiac Rhythm Management	2,087	2,180	(4)%	(7)%

Endoscopy	1,187	1,079	10%	6%

Peripheral Interventions	731	669	9%	5%

Urology/Women's Health	498	481	4%	2%

Neuromodulation	336	304	11%	10%

Electrophysiology	147	147	0%	(2)%

Subtotal Core Businesses	7,481	7,462	0%	(2)%

Divested Businesses	141	344	N/A	N/A

Worldwide	$7,622	$7,806	(2)%	(5)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2011 Net Sales as compared to Q4 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(100)	$(100)

EMEA	(21)	(17)	$(4)
Japan	8	(7)	15
Inter-Continental	21	22	(1)
International	8	(2)	10

Subtotal Core Businesses	(92)	(102)	10

Divested Businesses	(62)	(61)	(1)

Worldwide	$(154)	$(163)	$9

	Q4 2011 Net Sales as compared to Q4 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(47)	$(48)	$1

Cardiac Rhythm Management	(82)	(85)	3

Endoscopy	20	17	3

Peripheral Interventions	12	10	2

Urology/Women's Health	0	(1)	1

Neuromodulation	5	5	0

Electrophysiology	0	0	0

Subtotal Core Businesses	(92)	(102)	10

Divested Businesses	(62)	(61)	(1)

Worldwide	$(154)	$(163)	$9

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2011 YTD Net Sales as compared to Q4 2010 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(205)	$(205)

EMEA	59	(17)	$76
Japan	65	(21)	86
Inter-Continental	100	61	39
International	224	23	201

Subtotal Core Businesses	19	(182)	201

Divested Businesses	(203)	(206)	3

Worldwide	$(184)	$(388)	$204

	Q4 2011 YTD Net Sales as compared to Q4 2010 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(107)	$(180)	$73

Cardiac Rhythm Management	(93)	(144)	51

Endoscopy	108	69	39

Peripheral Interventions	62	36	26

Urology/Women's Health	17	9	8

Neuromodulation	32	31	1

Electrophysiology	0	(3)	3

Subtotal Core Businesses	19	(182)	201

Divested Businesses	(203)	(206)	3

Worldwide	$(184)	$(388)	$204

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended December 31

in millions	U.S.		International		Worldwide
	Q4 2011	Q4 2010	Q4 2011	Q4 2010	Q4 2011	Q4 2010
Defibrillator systems	$214	$273	$134	$150	$348	$423
Pacemaker systems	64	74	70	67	134	141
Total CRM products	$278	$347	$204	$217	$482	$564

in millions	U.S.		International		Worldwide
	Q4 2011	Q4 2010	Q4 2011	Q4 2010	Q4 2011	Q4 2010
Drug-eluting stent systems	$168	$187	$188	$190	$356	$377
Bare-metal stent systems	7	9	18	23	25	32
Total coronary stent systems	$175	$196	$206	$213	$381	$409

Year Ended December 31

in millions	U.S.		International		Worldwide
	2011	2010	2011	2010	2011	2010
Defibrillator systems	$949	$1,037	$569	$562	$1,518	$1,599
Pacemaker systems	279	320	290	261	569	581
Total CRM products	$1,228	$1,357	$859	$823	$2,087	$2,180

in millions	U.S.		International		Worldwide
	2011	2010	2011	2010	2011	2010
Drug-eluting stent systems	$750	$805	$759	$732	$1,509	$1,537
Bare-metal stent systems	32	44	79	89	111	133
Total coronary stent systems	$782	$849	$838	$821	$1,620	$1,670

BOSTON SCIENTIFIC CORPORATION
SUPPLEMENTAL NON-GAAP RECONCILIATIONS, CONT.
(Unaudited)

Q1 and Full Year 2012 EPS Guidance

	Q1 2012 Estimate		Full Year 2012 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.02	$0.05	$0.25	$0.38

Estimated acquisition-related net charges	0.01	0.01	0.04	0.03
Estimated restructuring-related charges	0.02	0.02	0.07	0.05
Estimated amortization expense	0.06	0.06	0.24	0.24

Adjusted results	$0.11	$0.14	$0.60	$0.70

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP financial measures are consistent with those excluded from its operating segments' measures of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker and are used to make operating decisions and assess performance.

The Company believes that presenting adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information assists Boston Scientific's investors in understanding the Company's operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three months and full years ended December 31, 2011 and 2010 and for the forecasted three month period ending March 31, 2012 and full year ending December 31, 2012, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share

Goodwill and other intangible asset impairment charges - These amounts represent non-cash net write-downs of the Company's goodwill balance attributable to its U.S. Cardiac Rhythm Management business, as well as certain intangible asset balances. Management removes the impact of these charges from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance, particularly in terms of liquidity.

Acquisition-related (credits) charges - These adjustments consist of (a) acquisition-related gains on previously held equity interests, (b) contingent consideration fair value adjustments, (c) a gain on an acquisition-related milestone receipt, (d) due diligence, other fees and exit costs, and (e) an inventory step-up adjustment. The acquisition-related gains on previously held equity interests is a non-recurring benefit associated with acquisitions completed in the first quarter of 2011. The contingent consideration adjustments are non-cash charges representing accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. The gain on an acquisition-related milestone resulted from a 2010 receipt related to Guidant Corporation's sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories, and is not indicative of future operating results. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior acquisitions that are not representative of on-going operations. The inventory step-up adjustment is a non-cash charge related to acquired inventory directly attributable to prior acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Divestiture-related (credits) charges - These amounts represent (a) gains resulting from business divestitures and (b) fees and separation costs associated with business divestitures. The Company completed the sale of its Neurovascular business in January 2011 and the resulting gain is not indicative of future operating performance and is not used by management to assess operating performance. Fees and separation costs represent those associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Restructuring and restructuring-related costs - These adjustments represent primarily severance, costs to transfer production lines from one facility to another, and other direct costs associated with the Company's 2011 Restructuring plan, 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Litigation-related charges (credits) - These amounts are primarily attributable to certain significant legal and product liability charges and gains. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its credit facility agreement. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

Regional and Divisional Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than Boston Scientific does, which may limit the usefulness of those measures for comparative purposes.